UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 31, 2017

DDR Corp.

(Exact Name of Registrant as Specified in Charter)

Ohio	1-11690	34-1723097
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3300 Enterprise Parkway, Beachwood, Ohio	44122
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (216) 755-5500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of New Director

On January 31, 2017, the Board of Directors (the “Board”) of DDR Corp. (the “Company”) increased the size of the Board to nine members and appointed Jane E. DeFlorio as a Director to fill the resulting vacancy. Ms. DeFlorio will serve for an initial term ending at the Company’s 2017 Annual Meeting of Shareholders.

As a non-employee director, Ms. DeFlorio will receive compensation in the same manner as the Company’s other non-employee directors, as disclosed in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission (the “SEC”) on March 31, 2016.

The Company will enter into an Indemnification Agreement (the “Indemnification Agreement”) with Ms. DeFlorio. The Indemnification Agreement is in substantially the same form as the indemnification agreement for directors and officers that is filed as Exhibit 10.5 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 8, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DDR CORP.

By:	/s/ David E. Weiss
David E. Weiss
Executive Vice President,
General Counsel and Secretary

Date: January 31, 2017